SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SRA INTERNATIONAL, INC.

4350 FAIR LAKES COURT

FAIRFAX, VA 22033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 29, 2004

The Annual Meeting of Stockholders of SRA International, Inc. (the “Company”) will be held at the Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102 on Friday, October 29, 2004 at 9:30 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class III directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To approve the adoption of the SRA International, Inc. 2004 Employee Stock Purchase Plan.

3.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2005.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on September 17, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

By Order of the Board of Directors,

Stephen C. Hughes, Secretary

Fairfax, Virginia

September 28, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

SRA INTERNATIONAL, INC.

4350 FAIR LAKES COURT

FAIRFAX, VA 22033

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, OCTOBER 29, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SRA International, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on Friday, October 29, 2004 (the “Annual Meeting”) and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On September 17, 2004, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 17,856,057 shares of class A common stock, $0.004 par value per share (“Class A Common Stock”), of the Company and 8,246,029 shares of class B common stock, $0.004 par value per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of the Company (constituting all of the voting stock of the Company). Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

The Company’s Annual Report, including the Company’s Annual Report on Form 10-K, for the year ended June 30, 2004 is being mailed to stockholders, together with these proxy materials, on or about September 28, 2004.

VOTES REQUIRED

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock voting on the matter is required to approve the SRA International Inc. 2004 Employee Stock Purchase Plan and to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2005.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, the approval of the 2004 Employee Stock Purchase Plan, and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

STOCKHOLDER’S AGREEMENT

In April 2002, the Company entered into a stockholder’s agreement with some of its stockholders, including the Company’s executive officers and the entities affiliated with General Atlantic Partners, LLC (the “GAP

Entities”). The stockholder’s agreement provides the GAP Entities the right to designate one member of the Company’s Board of Directors and obligates the Company to use its best efforts to cause that designee to be nominated and elected to the Board of Directors and its committees. Pursuant to the stockholder’s agreement, stockholders, including the Company’s executive officers, who together beneficially own approximately 85% of the combined voting power of the Company’s outstanding Common Stock as of September 17, 2004, have agreed to vote their shares in favor of the designee of the GAP Entities. Steven A. Denning is currently the designee of the GAP Entities. Mr. Denning is currently a Class I director who was elected at the 2002 Annual Meeting and whose current term expires at the 2005 Annual Meeting. Accordingly, no designee of the GAP Entities has been nominated for election at the 2004 Annual Meeting and thus the stockholder’s agreement will have no impact on the voting for the election of directors. The stockholder’s agreement also provides the GAP Entities with specified preemptive rights with respect to specified future private placements of the capital stock, or securities convertible into the Company’s capital stock, enabling the GAP Entities to maintain their proportionate percentage ownership of the capital stock. All the rights and obligations under the stockholder’s agreement terminate once the GAP Entities cease to own at least 423,529 shares of Class A Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or the Company’s annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: SRA International, Inc., 4350 Fair Lakes Court, Fairfax, Virginia 22033, phone: (703) 803-1500, Attention: Mr. Stuart Davis, Vice President and Director, Investor Relations. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 17, 2004 by (i) each person or entity who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below and (iv) by all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of common stock listed as owned by such person or entity.

Unless otherwise indicated, the address of each person is c/o SRA International, Inc., 4350 Fair Lakes Court, Fairfax, VA 22033.

	Number of Shares Beneficially Owned (1)		Percentage Owned (%)		Percentage of Total Voting Power
Name of Beneficial Owner	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
Ernst Volgenau (2)	204,467	6,708,270	1.1%	81.4%	67.1%
Renato A. DiPentima (3)	130,470	—	*	—	*
Stephen C. Hughes (4)	136,305	—	*	—	*
Barry S. Landew (5)	406,266	—	2.2	—	*
John W. Barter (6)	5,000	—	*	—	*
William K. Brehm (7)	309,547	1,537,759	1.7	18.6	15.6
Steven A. Denning (8)	2,122,645	—	11.9	—	2.1
Miles R. Gilburne	—	—	—	—	—
Michael R. Klein (9)	14,557	—	*	—	*
David H. Langstaff	—	—	—	—	—
Edward E. Legasey (10)	299,442	—	1.7	—	*
Delbert C. Staley (11)	26,500	—	*	—	*
All executive officers, directors and nominees as a group (12 persons) (12)	3,655,199	8,246,029	19.5	100.0	85.1
Entities affiliated with General Atlantic Partners, LLC (13)	2,117,645	—	11.9	—	2.1
FMR Corp. (14)	1,876,800	—	10.5	—	1.9
Wasatch Advisors, Inc. (15)	1,524,377	—	8.5	—	1.5
Westfield Capital Management Co. LLC (16)	1,190,000	—	6.7	—	1.2

*	Less than 1%.
(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 17, 2004 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2)	Includes 127,766 shares of Class A Common Stock and 472,234 shares of Class B Common Stock held by a grantor retained annuity trust, of which Dr. Volgenau’s wife is the trustee.
(3)	Includes 118,375 shares of Class A Common Stock issuable upon exercise of options.
(4)	Includes 130,196 shares of Class A Common Stock issuable upon exercise of options and 400 shares of Class A Common Stock held by children of Mr. Hughes.

(5)	Includes 375,055 shares of Class A Common Stock issuable upon exercise of options.
(6)	Consists of 5,000 shares of Class A Common Stock issuable upon exercise of options.
(7)	Includes 63,834 shares of Class A Common Stock issuable upon exercise of options, 155,835 shares of Class A Common Stock and 800,000 shares of Class B Common Stock held by grantor retained annuity trusts, of which Mr. Brehm and his wife are the trustees.
(8)	Consists of 5,000 shares of Class A Common Stock issuable upon the exercise of options and the shares held by entities affiliated with General Atlantic Partners, LLC, described in note (13) below.
(9)	Consists of 14,557 shares of Class A Common Stock issuable upon exercise of options.
(10)	Includes 213,676 shares of Class A Common Stock issuable upon exercise of options.
(11)	Consists of 2,500 shares of Class A Common Stock issuable upon exercise of options.
(12)	Includes 928,193 shares of Class A Common Stock issuable upon exercise of options described in notes (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and the shares held in grantor retained annuity trusts described in notes (2) and (7) above.
(13)	Consists of the following shares held by the following entities: 1,740,441 shares held by General Atlantic Partners 75, L.P. (“GAP 75”), 236,329 shares held by GAP Coinvestment Partners II, L.P. (“GAPCO II”), 137,408 shares held by GapStar, LLC (“GapStar”), and 3,467 shares held by GAPCO GmbH & Co. KG (“GAPCO KG”). General Atlantic Partners, LLC (“GAP LLC”) is the general partner of GAP 75 and the sole member of GapStar. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of GAPCO II. Steven A. Denning is a managing member of GAP LLC and a general partner of GAPCO II. The general partner of GAPCO KG is GAPCO Management GmbH (“Management GmbH” and together with GAP 75, GAPCO II, GapStar, GAPCO KG and GAP LLC, the “GAP Group”). Mr. Denning is a Managing Director and a shareholder of Management GmbH. The GAP Group is a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Denning disclaims beneficial ownership of the shares held by the General Atlantic entities GAP 75, GAPCO II, GapStar and GAPCO KG, except to the extent of his pecuniary interest therein. Mr. Denning has no pecuniary interest in the shares held by GAPCO KG. The address of Mr. Denning, GAP 75, GAPCO II, GapStar and GAP LLC is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830. The address of GAPCO KG and Management GmbH is c/o General Atlantic Partners GmbH, Koenigsallee 62, 40212 Duesseldorf, Germany.
(14)	Based solely upon a Schedule 13G filed by FMR Corp. on March 10, 2004. The address for FMR Corp. provided in such Schedule 13G is 82 Devonshire Street, Boston, MA 02109.
(15)	Based solely upon a Schedule 13G filed by Wasatch Advisors, Inc. filed on February 18, 2004. The address for Wasatch Advisors, Inc. provided in such Schedule 13G is 150 Social Hall Avenue, Salt Lake City, UT 84111.
(16)	Based solely upon a Schedule 13G filed by Westfield Capital Management Co. LLC on July 26, 2004. The address for Westfield Capital Management Co. LLC provided in such Schedule 13G is One Financial Center, Boston, MA 02111.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Board of Directors is classified into three classes (designated as Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. There are currently three Class I directors, whose terms expire at the 2005 Annual Meeting of Stockholders, three Class II directors, whose terms expire at the 2006 Annual Meeting, and three Class III directors, whose terms expire at the 2004 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

The persons named in the enclosed proxy will vote to elect as Class III directors the three nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All three of the nominees, Messrs. Volgenau, Klein and Langstaff, are presently Class III directors of the Company. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Class III director will be elected to hold office until the 2007 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation, or removal).

NOMINATION OF CLASS III DIRECTORS

Set forth below, for each nominee for Class III director, are his name, his age as of September 17, 2004, his positions with the Company, his principal occupation and business experience during the past five years, and the year of the commencement of his term as a director of the Company:

MICHAEL R. KLEIN is 62 years old and has served on the Company’s Board of Directors since December 1998. He has been a partner of Wilmer Cutler Pickering Hale and Dorr LLP, a law firm, since 1974. Mr. Klein co-founded and currently serves as chairman of the board of directors of CoStar Group, Inc., a provider of electronic commercial real estate information, and currently serves as vice chairman of Perini Corporation, a civil engineering and building construction company.

DAVID H. LANGSTAFF is 50 years old and has served on the Company’s Board of Directors since February 2004. In September 2004, Mr. Langstaff became a part-time employee of the Company, serving as the Chairman of the newly formed Long-Range Planning Committee of the Board of Directors. He was the president, chief executive officer, and director of Veridian Corporation, an advanced technology company, since its formation in 1997 until its sale in August 2003, and served as chief financial officer, chief operating officer and chief executive officer of predecessor companies since 1984. Mr. Langstaff serves as a seminar moderator with the Aspen Institute, a global forum which brings together leaders from industry, government and various organizations, and on the Board of Directors of the Information Technology Association of America.

ERNST VOLGENAU, the Company’s founder, is 71 years old and has served as the Company’s chief executive officer and chairman of the Board of Directors since October 2003. From 1978 to October 2003, he served as Company’s president and as a director. From 1976 to 1978, he served as the director of inspection and enforcement for the U.S. Nuclear Regulatory Commission. Dr. Volgenau retired from active duty with the U.S. Air Force as Colonel in 1976. His military service included positions in the Office of the Secretary of Defense and as director of data automation for the Air Force Logistics Command.

Board Recommendation

The Board of Directors recommends a vote FOR the election of the nominees named above.

INCUMBENT DIRECTORS

Set forth below, for each incumbent director, are his name, his age as of September 17, 2004, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

Incumbent Class I Directors

JOHN W. BARTER is 57 years old and has served on the Company’s Board of Directors since April 2003. From 1988 to 1994 he was senior vice president and chief financial officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was executive vice president of AlliedSignal, Inc. and President of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served briefly as chief financial officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry, from January 2000 to May 2001. Kestrel filed a voluntary petition for bankruptcy protection in October 2002. Mr. Barter also serves on the board of directors of Bottomline Technologies, Inc., a financial resources management software company, and BMC Software, Inc., an independent systems software vendor, and SSA Global Technologies Inc., a developer of enterprise resources planning and related software.

STEVEN A. DENNING is 56 years old and has served on the Company’s Board of Directors since April 2002. Mr. Denning is the executive managing member of General Atlantic Partners, LLC, a direct investment firm focused on investing globally in companies providing or using IT in ways that significantly transform the value proposition. He has been with General Atlantic or its predecessor since 1980. Mr. Denning is a director of Exult, Inc., a human resources outsourcing company, Eclipsys Corporation, a healthcare information technology company, The Thomson Corporation, a provider of integrated information solutions to business and professional customers, and one private information technology company in which investment entities affiliated with General Atlantic are investors.

MILES R. GILBURNE is 53 years old and has served on the Company’s Board of Directors since December 2003. Mr. Gilburne is currently a managing member of ZG Ventures, LLC, a venture capital firm. Mr. Gilburne served as senior vice president of corporate development for America Online, Inc. (AOL) from 1994 until December 1999. In 1999, he was elected to the Board of Directors of AOL and continues to serve on the board of Time Warner, Inc. He also serves on the Board of Directors of Pharmacyclics, a publicly traded drug discovery company. Mr. Gilburne is a founding director and vice chairman of In2Books, is a member of the Board of Trustees of The Washington Shakespeare Theatre and serves on the Board of Directors of The National Archives Foundation.

Incumbent Class II Directors

WILLIAM K. BREHM is 75 years old and has served on the Company’s Board of Directors since 1978. He served as the Chairman of the Board of Directors from 1980 until October, 2003. From 1977 to 1980, he served as executive vice president and director of Computer Network Corporation, a computer systems company based in Washington, D.C. Mr. Brehm served as Assistant Secretary of Defense from 1973 to 1977. He was vice president for corporate development of Dart Industries, a consumer products company, from 1971 to 1973. He also served as Assistant Secretary of the Army from 1968 to 1970, following four years of service on the staff of the Secretary of Defense.

EDWARD E. LEGASEY is 59 years old and has served on the Company’s Board of Directors since November 2003. Prior to his election to the Board, he served as the Company’s executive vice president since March 1989 and chief operating officer since July 1997. Mr. Legasey served as senior vice president and general manager for program operations from August 1985 to March 1989 and as vice president from the Company’s inception to August 1985. He served at the U.S. Nuclear Regulatory Commission from 1976 to 1978 and was an officer in the U.S. Air Force from 1967 to 1976 with responsibilities for development of logistics information systems and software testing and evaluation.

DELBERT C. STALEY is 80 years old and has served on the Company’s Board of Directors since October 1996. Mr. Staley served as chairman and chief executive officer of NYNEX Corporation, a telecommunications company, from 1983 until his retirement in 1989.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the new listing standards of the New York Stock Exchange (“NYSE”). This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the governance policies, committee charters and codes of conduct described below are available on the Company’s website at www.sra.com. Alternatively, you can request a copy of any of these documents by writing to the Corporate Secretary.

Governance Policies of the Board of Directors

The Board has adopted governance policies to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These policies, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the non-management directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NYSE rules that become applicable to the Company on the date of the Annual Meeting, a director of the Company will only qualify as “independent” if the Company’s Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will be considered to have a material relationship with the Company if he or she is not independent under Section 303A.02(b) of the NYSE Listed Company Manual or he or she:

•	is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company account for more than $1 million or two percent, whichever is greater, of the annual consolidated gross revenues of the company he or she serves as an executive officer;

•	is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he or she serves as an executive officer; or

•	serves as an officer, director or trustee of a charitable organization and the Company’s discretionary charitable contributions to the organization are more than the greater of $1 million or two percent of that organization’s total annual charitable receipts.

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.

The Company’s Board of Directors has determined that none of John W. Barter, Steven A. Denning, Miles R. Gilburne, Michael R. Klein or Delbert C. Staley has a material relationship with the Company and that each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual.

Board Meetings and Attendance

The Board met seven times during fiscal 2004, either in person or by teleconference. During fiscal 2004, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served, except for Mr. Langstaff, who attended one of the two Board meetings that occurred after his appointment in February 2004. Consistent with the requirements of the Board’s governance policies, the Board met in executive session, without the presence of management, following the conclusion of each regularly scheduled board meeting. These meetings were chaired by Mr. Staley, who serves as the Lead Director.

Director Attendance at Annual Meeting of Shareholders

The governance policies of the Board provide that directors are responsible for attending the annual meeting of stockholders. Seven directors attended the 2003 annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees – Audit, Compensation, and Governance – each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Company’s website, www.sra.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the new rules of the NYSE that become applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the additional independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NYSE that apply to the Company until the date of the Annual Meeting.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditors;

•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business ethics and conduct;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 15 of this proxy statement).

The Board of Directors has determined that Mr. Barter is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The members of the Audit Committee are Messrs. Staley, Barter and Gilburne. The Audit Committee met four times during fiscal 2004.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives; and

•	overseeing and administering the Company’s cash and equity incentive plans.

The members of the Compensation Committee are Messrs. Klein, Denning and Staley. The Compensation Committee is authorized to designate a subcommittee of its members with the authority to approve stock option grants and other equity awards to the Company’s executive officers. The Compensation Committee met one time during fiscal 2004.

Governance Committee

The Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board governance policies;

•	reviewing and making recommendations to the Board with respect to director compensation; and

•	overseeing an annual evaluation of the Board.

The members of the Governance Committee are Messrs. Klein and Denning. Governance Committee activities were conducted during each of the regularly scheduled meetings of the Board of Directors during fiscal 2004. The Governance Committee held no formal meetings apart from regular board meetings during fiscal 2004.

Director Candidates

The process followed by the Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. The Committee may retain the services of an executive search firm to help identify and evaluate potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Governance Committee will apply the criteria set forth in the Company’s governance policies. These criteria include the candidate’s integrity, business acumen, commitment to understand the Company’s business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Secretary of the Company at 4350 Fair Lakes Court, Fairfax, VA 22033, and they will be forwarded to the Governance Committee members for consideration. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2005 Annual Meeting.”

At the Annual Meeting, stockholders will be asked to consider the election of David Langstaff, who was appointed to the Board in February 2004. Mr. Langstaff was originally proposed to the Governance Committee by the Company’s chief executive officer and Chairman of the Board and the Committee determined to include him as a nominee.

Communicating with Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director, (if one is appointed), or otherwise the Chairman of the Governance Committee, with the assistance of the Corporate Secretary, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed) also serves as the presiding director at all executive sessions of the non-management directors. Mr. Staley is currently the Lead Director, who has these responsibilities.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, SRA International, Inc., 4350 Fair Lakes Court, Fairfax, VA 22033.

Codes of Ethics

The Board has adopted a code of business ethics and conduct that applies to all of the Company’s employees, officers and directors. This code is posted on the Company’s website at www.sra.com. The code requires employees, officers and directors to report any suspected violations of the code to the appropriate company official(s), or they may anonymously report any suspected violations to SRA’s Business Ethics and Procurement Fraud Hotline which is hosted by an independent third party.

The Company has also adopted a Code of Ethics for Principal Financial Officers that addresses some of the same issues as the Code of Business Ethics and Conduct, but establishes specific standards related to financial controls and financial reporting, and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Principal Financial

Officers of the Company are expected to adhere to both the Code of Business Ethics and Conduct and the Code of Ethics for Principal Financial Officers. The Company has posted a current copy of the Code of Ethics for Principal Financial Officers on its website which is located at www.sra.com.

The Company intends to post on its website all disclosures that are required by law or NYSE stock market listing standards concerning any amendments to, or waivers from, any provision of the codes.

DIRECTOR COMPENSATION

Pursuant to the Company’s compensation plan for non-employee directors, the Company pays each non-employee director $24,000 per year, $2,000 for each board meeting attended in person, $2,000 for each committee meeting attended in person, and $1,000 for teleconference board and committee meetings. Committee meeting fees are only paid for meetings held on a date different from a Board meeting. Board committee chairs are paid an additional annual retainer of $2,400. The Company may, in its discretion, grant stock options and other equity awards to non-employee directors from time to time pursuant to stock incentive plans.

In August 2003, the following non-employee directors were granted options to purchase the following number of shares of Class A Common Stock under the Company’s 2002 Stock Incentive Plan: John W. Barter (20,000 shares); Steven A. Denning (20,000 shares); Michael R. Klein (10,000 shares); and Delbert C. Staley (10,000 shares). These options were granted at an exercise price of $33.59 per share. The options vest at the rate of 25% per year over four years, beginning on the date of grant. The options expire on August 7, 2013.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the total compensation paid or accrued for the last three fiscal years for the Company’s Chief Executive Officer, its three other executive officers, and one former executive officer (together, the “Named Executive Officers”):

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation	All Other Compensation
Name and Principal Position		Salary	Bonus	Securities Underlying Options(1)
Current Executive Officers:
Ernst Volgenau	2004	$313,000	$403,456	10,300	$55,400	(2)
Chief Executive Officer	2003	340,000	392,846	24,020	152,437	(2)
	2002	311,000	337,595	—	458,890	(2)

Renato A. DiPentima	2004	294,000	358,601	13,010	2,200	(3)(4)
President and Chief Operating Officer	2003	270,000	323,052	29,130	2,090	(3)
	2002	250,000	280,946	29,411	2,090	(3)

Stephen C. Hughes	2004	235,000	256,011	10,300	2,200	(3)(4)
Senior Vice President and Chief	2003	225,000	218,447	35,330	2,090	(3)
Financial Officer	2002	210,000	185,376	—	2,090	(3)

Barry S. Landew	2004	235,000	244,859	10,300	2,200	(3)(4)
Senior Vice President for Corporate	2003	225,000	219,975	17,750	2,090	(3)
Development	2002	225,000	152,799	—	2,090	(3)

Former Executive Officer:
Edward E. Legasey (5)	2004	220,500	306,754	13,010	9,247	(6)
	2003	294,000	342,929	30,020	2,090	(3)
	2002	280,000	305,444	—	19,690	(7)

[Footnotes appear on the following page.]

(1)	Represents options to acquire shares of Class A Common Stock.
(2)	Includes premiums of $53,200 in fiscal 2004, $150,347 in fiscal 2003 and $456,800 in fiscal 2002, paid on term life insurance on the life of the executive paid by the Company. The Company is the sole beneficiary of these policies, and is obligated to use the proceeds of the policies to repurchase shares of Dr. Volgenau’s Common Stock upon his death. In September 2002, pursuant to a letter agreement amending the Second Amended and Restated Stock Purchase Agreement between the Company and Dr. Volgenau, the Company reduced the amount of insurance on Dr. Volgenau’s life to $10,000,000. The corresponding annual premium is now $53,200. Also includes 401(k) matching contributions of $2,200 in fiscal 2004 and $2,090 in each of fiscal 2003 and fiscal 2002, paid on behalf of the executive.
(3)	Represents 401(k) matching contributions of $2,200 in fiscal 2004 and $2,090 in each of fiscal 2003 and fiscal 2002, paid on behalf of the executive.
(4)	In September 2003, Messrs. DiPentima, Hughes and Landew were granted shares of class A common stock of Mantas, Inc. held by the Company. Messrs. DiPentima and Hughes each received 15,000 shares of Mantas, Inc. class A common stock and Mr. Landew received 65,000 shares. In May 2001, Mantas, which was previously one of the Company’s service offerings, was contributed to a separate company, Mantas, Inc., which was formed with funding and other contributions received from unrelated third parties. Mantas, Inc. is a provider of services to the financial services industry to address anti-money laundering and other data mining issues. The Company currently owns approximately eight million shares of Mantas, Inc. class A common stock, representing approximately 12% of the outstanding shares of Mantas, Inc. Mantas, Inc. is a privately-held company.
(5)	Mr. Legasey served as the Company’s executive vice president and chief operating officer until January 2004.
(6)	Includes $7,047 of taxable travel reimbursement as well as 401(k) matching contributions of $2,200 in fiscal 2004, paid on behalf of the executive.
(7)	Includes a premium of $17,600 paid on term life insurance on the life of the executive paid by the Company in fiscal 2002. The policy was cancelled on May 21, 2002. Also includes a 401(k) matching contribution of $2,090 in fiscal 2002.

Stock Options

The table below contains information relating to stock options granted to the Named Executive Officers during fiscal 2004.

Option Grants in the Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)(2)	Percent of Total Options Granted to Employees in Fiscal Year 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Ernst Volgenau	10,300	1.4%	$33.59	8/7/2013	$217,583	$551,398
Renato A. DiPentima	13,010	1.8	33.59	8/7/2013	274,831	696,475
Stephen C. Hughes	10,300	1.4	33.59	8/7/2013	217,583	551,398
Barry S. Landew	10,300	1.4	33.59	8/7/2013	217,583	551,398
Edward E. Legasey	13,010	1.8	33.59	8/7/2013	274,831	696,475

(1)	Represents options to acquire shares of Class A Common Stock.
(2)	These options vest at a rate of 25% per year on each of August 7, 2004, 2005, 2006 and 2007.
(3)	The potential realizable value is calculated based on the term of the option at the time of grant. Assumed rates of stock price appreciation of 5% and 10% are prescribed by rules of the Securities and Exchange Commission and do not represent the Company’s prediction of the Company’s stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the grant price of $33.59 per share appreciates at the indicated rate for the entire 10-year term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Option Exercises and Year-End Option Values

The following table sets forth certain information concerning option exercises by the Named Executive Officers during fiscal 2004 and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2004.

Aggregate Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ernst Volgenau	27,365	$708,872	9,992	30,916	$330,265	$493,508
Renato A. DiPentima	9,411	324,887	107,839	54,984	3,563,341	1,152,798
Stephen C. Hughes	17,000	568,463	124,789	41,349	4,169,836	708,111
Barry S. Landew	—	—	368,043	27,762	14,539,008	463,515
Edward E. Legasey	—	—	202,917	38,126	7,189,084	596,006

(1)	Represents shares of Class A Common Stock.
(2)	Represents the difference between the exercise price and the fair market value per share of the Class A Common Stock at the date of exercise.
(3)	Represents the difference between the exercise price and $42.32, which was the last sale price of the Class A Common Stock as reported on the New York Stock Exchange on June 30, 2004, the last trading day of fiscal 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of June 30, 2004:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights)(1)
Equity compensation plans approved by security holders	4,085,927	$15.58	2,565,150	(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	4,085,927	$15.58	2,565,150	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2004, 2,565,150 shares under the 2002 Stock Incentive Plan may instead be issued in the form of restricted stock or other equity-based awards.
(2)	Consists of shares issuable under the Company’s 2002 Stock Incentive Plan. Under the terms of the 2002 Stock Incentive Plan, the number of shares available for issuance is automatically increased every July 1 beginning with fiscal year 2004 and ending with fiscal year 2012 by an amount equal to the lesser of (i) 1,176,470 shares of Class A Common Stock, (ii) 3% of the outstanding shares of Class A Common Stock and Class B Common Stock on such date or (iii) an amount determined by the Company’s Board of Directors. On July 1, 2004, an additional 776,812 shares of Class A Common Stock were reserved for issuance under the terms of the 2002 Plan pursuant to this automatic increase provision.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Life insurance policies and stock purchase agreement with chief executive officer

Pursuant to a stock purchase agreement with Dr. Volgenau, the Company is obligated to use the proceeds of term life insurance that it maintains on his life to repurchase his shares of Common Stock upon his death. Under the stock purchase agreement, the purchase price per share for this purchase is the fair market value of the stock. Prior to the Company’s initial public offering in May 2002, the agreement did not obligate the Company to maintain any specified level of insurance. From June 2000 until September 26, 2002, the Company maintained policies having an aggregate value of $80,000,000 on the life of Dr. Volgenau, with aggregate annual premiums of $456,800. The Company has been the sole beneficiary of these policies since their inception. On May 19, 2002, the Company amended the stock purchase agreement with Dr. Volgenau to provide that the Company would be obligated following the Company’s initial public offering to maintain these life insurance policies through 2010. The purchase agreement was further amended on September 26, 2002, to reduce the amount of coverage from $80,000,000 to $10,000,000, with premiums for the $10,000,000 policy being $53,200 per year. These premiums are fixed until 2010. The Company also agreed that, should these policies cease to be available before 2010, the Company will purchase and maintain life insurance policies providing the maximum coverage for the remainder of that period that can be purchased with the same overall annual premiums of $53,200.

Affiliation of one of the directors and one of the Company’s outside law firms

Mr. Klein, one of the directors, is a partner of the law firm Wilmer Cutler Pickering Hale and Dorr LLP (“WCPHD”). WCPHD is the result of a merger of Wilmer Cutler Pickering LLP (“Wilmer”) and Hale and Dorr LLP (“Hale and Dorr”), which was effective May 31, 2004. Prior to the merger, Mr. Klein was a partner of Wilmer and had no affiliation with Hale and Dorr. In fiscal 2004, prior to the merger, the Company retained Hale and Dorr as one of its outside law firms. Likewise, following the merger, for the duration of fiscal 2004, the Company retained the combined firm, WCPHD, and the Company expects to continue to retain them in fiscal 2005. The Company did not retain Wilmer prior to the merger.

Policy on Future Transactions

For all future transactions, the Board of Directors has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates must (i) be approved by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee oversees the Company’s executive compensation program. The Committee reviews the Company’s compensation philosophy each year and makes adjustments to reflect changing business objectives or market conditions. The Company’s executive compensation program is intended to attract and retain executives and to motivate management to achieve or exceed the Company’s objectives.

Executive Compensation Philosophy

The Company’s executive compensation program is based on several principles:

•	Meritocracy: The Company pays above average incentives for outstanding performance and low or no incentives for poor performance.

•	Fairness: The Company measures people against what they are asked to do; if their assignment changes, so is how they are measured.

•	Clarity: Goals and computational methods are clear and are communicated in written performance plans.

•	Unity of Effort: While each individual has goals that are tied to his or her performance, everyone is evaluated to some extent on the Company’s overall performance. The executive officers’ performance assessment is tied primarily to the Company’s overall performance.

Components of Compensation

The three major components of the Company’s executive officer compensation are (i) base salary, (ii) annual incentive awards in the form of cash bonuses, and (iii) long-term, equity-based incentive awards.

We set base salaries for executives using market compensation data based on companies that we believe are comparable to the Company. We use as a base salary benchmark the salary data representing the 50th percentile. We set total target cash compensation (base salary plus target bonus) at the 75th percentile. The difference between an executive’s total cash target and base salary represents his or her cash bonus target.

The actual cash bonus earned by each executive officer is determined at the end of each fiscal year based on the degree to which the specified goals we have established at the beginning of the year for the executive have been met or exceeded. For each of the executive officers, these goals include Company-wide financial performance measures. In some cases, we also establish individual goals for the executive, typically involving the performance of a business unit or function managed by him or her.

We also use stock-based compensation as a way of aligning management’s interests with those of the stockholders. Like bonuses, stock option awards are determined for each executive officer at the end of each fiscal year based on the goals established at the beginning of the year. Stock option grants reflect a “constant value” approach. That is, we focus on the face value of the grant, not the number of options, in determining the option grant to the executive. This has the effect of reducing the average size of awards over time if the share price increases. The Company generally grants non-qualified stock options, which provide the company a tax deduction in the year of exercise. Options typically vest in equal increments over a four-year period.

Chief Executive Officer Compensation

Ernst Volgenau serves as the Company’s Chief Executive Officer and Chairman of the Board. Dr. Volgenau’s base salary for fiscal 2004 was $313,000. At the beginning of fiscal 2004, the Compensation Committee approved Company performance goals based on revenue and profitability, and established a cash bonus target of $382,000 for Dr. Volgenau. Dr. Volgenau was paid a cash bonus of $403,456 based upon actual Company performance relative to those goals. The Committee believes that the size and mix of Dr. Volgenau’s total compensation is consistent with the size and mix of compensation provided to chief executive officers of comparable companies.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the other named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the 2002 Stock Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee

Steven A. Denning (Chairman)

Michael R. Klein

Delbert C. Staley

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended June 30, 2004 and discussed these financial statements with the Company’s management and Deloitte & Touche LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee has also received from, and discussed with, the Company’s independent auditors various communications that the Company’s independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant, unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

Audit Committee

Delbert C. Staley (Chairman)

John W. Barter

Miles R. Gilburne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company established its current compensation committee structure in March 2002. No members of the Compensation Committee are officers or employees of the Company or any of its subsidiaries. Prior to March 2002, two of the three members of the Company’s Compensation Committee, Dr. Volgenau and Mr. Brehm, were during that period officers or employees of the Company. No interlocking relationships exist between the Board of Directors, or Compensation Committee and the Board of Directors or compensation committee of any other company.

COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total stockholder return on the Class A Common Stock of the Company from May 24, 2002 (the first trading date following the Company’s initial public offering) to June 30, 2004 with the cumulative total return of (i) the Russell 2000 stock index and (ii) the services sector index of the Goldman Sachs Technology Index (the GSTI services index). This graph assumes the investment of $100.00 at the closing price on May 24, 2002 in the Company’s Class A Common Stock, the Russell 2000 stock index, and the GSTI services index, and assumes any dividends are reinvested. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG SRA INTERNATIONAL, INC.,

RUSSELL 2000 STOCK INDEX AND GSTI SERVICES INDEX

	SRA International, Inc.	Russell 2000 Stock Index	GSTI Services Index
5/24/2002	$100.00	$100.00	$100.00
6/30/2002	$118.85	$93.72	$86.16
6/30/2003	$140.97	$90.83	$74.43
6/30/2004	$186.43	$119.83	$86.47

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the forms submitted to the Company, the Company is not aware of any failure during fiscal 2004 by its officers, directors or holders of 10% of the Company’s Class A Common Stock to comply in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 2—APPROVAL OF SRA INTERNATIONAL, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN

In September 2004, our Board of Directors adopted, subject to stockholder approval, the SRA International, Inc. 2004 Employee Stock Purchase Plan (“ESPP”).

Description of the SRA International, Inc. 2004 Employee Stock Purchase Plan

The following is a brief summary of the ESPP, a copy of which is attached as Appendix B to this proxy statement. The following summary is qualified in its entirety by reference to the ESPP.

General.    The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (The “Code”). The ESPP permits employees of the Company and subsidiaries designated by the Board to purchase shares of common stock from the Company in a series of one or more offerings. The ESPP is designed to encourage and assist employees of the Company in acquiring an equity interest in the Company through the purchase of the Company’s Class A Common Stock. Subject to adjustments set forth in the plan for changes in the Class A Common Stock, up to 250,000 shares of Class A Common Stock would be authorized for issuance under the terms of the Plan.

Administration.    The ESPP may be administered by the Board of Directors or a committee appointed by the Board. The Board or the Committee has the authority to make rules and regulations for the administration of the ESPP and its interpretations and decisions are final and conclusive.

Eligibility.    With certain limited exceptions in the case of employees who hold in excess of 5% of the outstanding stock of the Company, all employees of the Company, including directors of the Company who are also employees, and all employees of any designated subsidiaries of the Company, are eligible to participate in the ESPP, provided that:

•	they are customarily employed by the Company or a designated subsidiary for more than 20 hours per week and for more than five months in a calendar year;

•	they have been employed by the Company or a designated subsidiary for at least 15 days prior to participation; and

•	they are employees of the Company or a designated subsidiary on the first day of the applicable plan period.

Participation in the ESPP is voluntary. As of September 17, 2004, the Company had approximately 3,500 employees who would be eligible to participate in the ESPP.

Offerings.    A plan period (“Plan Period”) generally extends for three months; however, the Board or the Committee may, in its discretion, choose a different Plan Period of 12 months or less for subsequent offerings. The first day of a Plan Period is the offering commencement date (“Offering Commencement Date”). The last business day of the Plan Period, on which date the purchase price is based, is the exercise date (“Exercise Date”).

Payroll Deductions and Purchase of Shares.

An eligible employee may participate in the ESPP by filing with the Company a completed authorization for payroll deduction at least 15 days prior to the applicable Offering Commencement Date authorizing the Company to deduct not more than 15% of his or her regular compensation during the Plan Period. The employee would then be deemed to have been granted an option to purchase at fair market value on the Exercise Date the largest number of whole shares of Class A Common Stock that does not exceed the number that is obtained by dividing (A) $6,250 by (B) the fair market value of Class A Common Stock on the Offering Commencement Date. If the Board establishes a Plan Period for a period other than three months, the $6,250 amount will be adjusted proportionately to reflect the length of the plan period. An employee may decrease or discontinue his or her payroll deduction at any time prior to the close of business on the fifth business day prior to the Exercise Date.

No employee may be granted an option under the ESPP if, immediately after the grant, the employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations. In addition, no employee may be granted an option under the ESPP that permits the employee to purchase stock under all of the stock purchase plans of the Company and its parent or subsidiary corporations at a rate that exceeds $25,000 of the fair market value (determined at the time the option is granted) of such stock for each calendar year in which the option is outstanding at any time.

The purchase price (“Purchase Price”) shall be 100% of the average of the high and low price of the Company’s Class A Common Stock on the New York Stock Exchange on the Exercise Date. The Board, in its sole discretion, may offer a discount no greater than the discount permitted under Section 423 of the Code..

The employee would then be deemed to have purchased from the Company on the Exercise Date the number of full shares of Class A Common Stock that his or her accumulated payroll deductions on such date will pay for, subject to the $6,250 limit described above.

Merger.    The ESPP contains provisions addressing the consequences of a merger or consolidation of the Company or a sale of all or substantially all of the Company’s assets.

Termination or Amendment.    The Board of Directors may at any time modify, amend or terminate the ESPP in any respect, except where such modification or amendment would require approval by the Company’s stockholders under Section 423 of the Code, in which case it may not be effected without such approval, and in no event may an amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of Class A Common Stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.    A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of a Plan Period. If the Purchase Price is equal to the fair market value of the Class A Common Stock on the Exercise Date, a participant will not have compensation income upon the sale of the stock that was acquired under the ESPP. Upon such sale, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the Purchase Price for the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.    If participants do not have compensation income, there will be no tax consequences to the Company.

Board Recommendation

The Board of Directors recommends a vote FOR the adoption of the SRA International, Inc. 2004 Employee Stock Purchase Plan.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year. Deloitte & Touche LLP has served as the Company’s independent auditors since March 2002. Although stockholder approval of the Audit Committee’s selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider the selection of Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditors’ Fees

The following table summarizes the fees of Deloitte & Touche LLP, our independent auditors, billed to the Company for each of the last two fiscal years for audit services and billed to the Company in each of the last two fiscal years for other services:

Fee Category	2004	2003
Audit Fees (1)	$335,000	$169,549
Audit-Related Fees(2)	107,449	265,810
Tax Fees (3)	185,233	179,323

Total Fees	$627,682	$614,982

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. In fiscal 2004 these services related primarily to due diligence and audit services provided in conjunction with acquisitions and accounting consultations. In fiscal 2003 these services related primarily to preparation of the registration statement for the Company’s follow-on public offering in June 2003, and audits of employee benefit plans. $1,500 of the audit–related fees billed in fiscal 2004, which represents less than 2% of the audit-related fees billed by the independent auditor in fiscal 2004, were not pre-approved by the Audit Committee. These services were approved by the Audit Committee prior to completion of the audit.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to reviews of tax returns prepared by the Company in fiscal 2004 and preparation of tax returns in fiscal 2003 accounted for $17,873 of the total tax fees billed in fiscal 2004 and $87,773 of the total tax fees billed in fiscal 2003. Tax advice and tax planning services were related to a business license tax review in fiscal 2004, and general tax planning in fiscal 2003.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Board Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal office at 4350 Fair Lakes Court, Fairfax, Virginia 22033, not later than May 31, 2005 for inclusion in the proxy statement for that meeting.

Under the Company’s Amended and Restated By-laws, proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders (other than matters included in the Company’s proxy statement pursuant to Rule 14a-8(e)) must be received by the Secretary of the Company at its principal office in Fairfax, Virginia (i) not later than 60 days nor earlier than 90 days prior to the first anniversary of the 2004 Annual Meeting or (ii) if the date of the 2005 Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from the first anniversary of the 2004 Annual Meeting, (a) not earlier than the 90th day prior to the 2005 Annual Meeting and (b) not later than the later of the 60th day prior to the 2005 Annual Meeting and the 10th day following the day notice of the date of the 2005 Annual Meeting was mailed or public disclosure of that date was made, whichever first occurs. A copy of the Company’s Amended and Restated By-laws may be obtained from the Secretary of the Company.

By Order of the Board of Directors,

Stephen C. Hughes, Secretary

September 28, 2004

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

SRA INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

A.    Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

and to prepare the audit committee report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement.

B.    Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules and Rule 10A-3(b)(1) of the Exchange Act.

3.	Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than a retainer or fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor. Annually, the Audit Committee shall consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm.

3.	Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

4.	Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules.

6.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

–	critical accounting policies and practices;

–	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

–	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

–	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

–	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

–	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

–	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

–	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); and

–	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

Audited Financial Statements

7.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K as required by Item 306(a)(4) of Regulation S-K.

9.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards, including Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

12.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

13.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures, the Company’s code of ethics for principal financial officers and the Company’s code of business ethics and conduct . The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

14.	Internal Audit Function. The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function. This coordination should include seeking input from the independent auditor with respect to the internal audit function’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

15.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee should discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

17.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	Evaluation of Financial Management. The Audit Committee shall coordinate with the Governance Committee the evaluation of the Company’s senior financial management personnel.

19.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors. The Audit Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Written Affirmation to NYSE. On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.

6.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

7.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

8.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

9.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its performance. The Chairman of the Audit Committee, together with the Chairman of the Board, shall determine the form and nature of the annual self-evaluation.

APPENDIX B

SRA INTERNATIONAL, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

October 29, 2004

The purpose of this Plan is to provide eligible employees of SRA International, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Class A common stock, $0.004 par value (the “Common Stock”), commencing on or after January 1, 2005. Two hundred fifty thousand (250,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility.    All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least 15 days prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings.    The Company may make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each January 1, April 1, July 1 or October 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a three (3) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4. Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding

Statement, excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, sales commissions, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement.

5. Deductions.    The Company will maintain payroll deduction accounts for all participating employees. Payroll deductions may be at any whole percentage from 1% to 15% of Compensation with any change in Compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

6. Deduction Changes.    An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form at any time prior to the close of business on the fifth business day before the last business day in a Plan Period. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds.    An employee may at any time prior to the close of business on the fifth business day before the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.    No employee may be granted an Option (as defined in Section 9) which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Purchase Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $6,250 by the average of the high and low price of the Common Stock on the New York Stock Exchange (“NYSE”) as published in The Wall Street Journal on the Offering Commencement Date of such Plan Period. If the Offering is any period other than three months, the $6,250 will be adjusted proportionately to reflect the length of the Plan Period.

The purchase price (“Purchase Price”) for each share purchased will be 100% of the average of the high and low price of the Common Stock on the Exercise Date. Such Purchase Price shall be the average of the high and low price on the NYSE, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the average of the high and low price for the next preceding day on which sales were made. Not withstanding anything herein to the contrary, for any Plan Period, the Board in its discretion may offer a discount from the average of the high and low price on the Exercise Date, provided that in no event can such discount be greater than the discount permitted under Section 423 of the Code.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Purchase Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. Merger.    If the Company shall at any time merge or consolidate with another corporation and there is Continuity of Control following such event, the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. The Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder. There shall be “Continuity of Control” following a merger or consolidation if the holders of the capital stock of the Company immediately prior to the merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation immediately following the merger or consolidation.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, all outstanding Options shall be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees.

17. Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. The Board may, in its discretion, limit the number of shares to be offered in any Plan Period. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering exceeds the limit established, if any, by the board in that Offering, the Board or the Committee will allot the shares then available on a pro rata basis

19. Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the New York Stock Exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law.    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased in the event those shares were purchased at a discount approved by the Board.

24. Withholding.    Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

25. Effective Date and Approval of Shareholders.    The Plan shall take effect on January 1, 2005 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

September 23, 2004

Annual Meeting of Stockholders

SRA INTERNATIONAL, INC.

October 29, 2004

Please date, sign and mail your

proxy card in the envelope as soon as possible.

¯    Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES
					FOR	AGAINST	ABSTAIN
1.	To elect the following three (3) persons to serve as Class III directors (except as noted below) until the Annual Meeting of Stockholders held in 2007 and until their successors are duly elected and qualified. ☐	☐	Nominees:	m Michael R. Klein m David H. Langstaff m Ernst Volgenau

2. To approve the adoption of the SRA International, Inc. 2004 Employee Stock Purchase Plan.

3. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2005.

					☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐
(See instructions below).
☐
	FOR ALL NOMINEES EXCEPT AS NOTED ABOVE				IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT AS NOTED ABOVE” and fill in the circle next to each nominee you wish to withhold, as shown here: •					TO CHANGE THE ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE ABOVE. PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD.		☐

SIGNATURE OF STOCKHOLDER	DATE:

SIGNATURE OF STOCKHOLDER	DATE:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

SRA INTERNATIONAL, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

FRIDAY, OCTOBER 29, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Ernst Volgenau and Stephen C. Hughes, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of SRA International, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, on Friday, October 29, 2004, at 9:30 a.m., local time, and at any adjournment thereof (the “Meeting”). The matters set forth below have been proposed by the Company.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)